EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation of our report dated September 10, 2003 included in this Amended Form 10-KSB of C-Chip Technologies Corporation into the Registration Statement on Form S-8, File No. 333-104666, previously filed with the United States Securities and Exchange Commission.

/s/ Manning Elliott

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
June 15, 2004